UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 26, 2026

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, the Compensation Committee of the Board of Directors of GSI Technology, Inc. (the "Company") adopted the Company's 2027 Variable Compensation Plan (the "2027 Plan"), which is similar in structure to previous variable compensation plans for the Company's executive officers. The 2027 Plan is designed to encourage performance and retention of eligible employees by providing cash bonus awards based on the Company's performance during the fiscal year ending March 31, 2027. Each of the Company's executive officers is eligible to participate in the 2027 Plan. Certain other non-executive officers and key employees are also eligible to participate.

Under the 2027 Plan, each participant has a designated target bonus. The target bonus for Lee-Lean Shu, the Company's President, Chief Executive Officer and Chairman, is $275,000, and the target bonus for each of the other executive officers is $137,500. The actual bonus awards will be computed on the basis of the Company's achievement of performance criteria based on SRAM net revenue and Associative Processing Unit (APU) net revenue and/or research and development funding recorded as offset to research and development expense for the APU products. The amounts payable under the 2027 Plan will be increased or decreased based upon the Company achieving or missing the overall net revenue target and the APU net revenue targets. If the target performance goals are exceeded, the actual bonus awards payable to participants may be up to two times the target bonus.

Bonus awards under the 2027 Plan are subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in April 2027 and 20% becoming vested and payable on the last business day of April in each of the succeeding two years.

A copy of the 2027 Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	GSI Technology, Inc. 2027 Variable Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Technology, Inc.

Date: May 28, 2026	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer